EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Sunrise Senior Living, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Company for the Period Ended June 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul J. Klaassen
Paul J. Klaassen
Chief Executive Officer Date: August 9, 2005

/s/ Bradley B. Rush
Bradley B. Rush
Chief Financial Officer Date: August 9, 2005